UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  March 2, 2009

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

On March 2, 2009, Sport Chalet, Inc. (the "Company") and its wholly-owned subsidiary, Sport Chalet Value Services, LLC ("SCVS"), entered into a Third Amendment to Amended and Restated Loan and Security Agreement (the "Third Amendment") dated as of March 2, 2009, with Bank of America, N.A. (the "Bank") as agent for the lenders under that certain Amended and Restated Loan and Security Agreement, as amended, dated as of June 20, 2008 (the “Loan Agreement”).

Under the terms of the Third Amendment, (i) the Bank waived an existing event of default and certain potential defaults by the Company under the Loan Agreement and amended provisions of the Loan Agreement relating to those potential defaults, (ii) the amount the Company can borrow against its borrowing base has been reduced by approximately 3% to between 61% and 66% of eligible inventory (varying from month to month), (iii) the interest rate has been increased from the Bank's prime rate plus 0.5% or LIBOR plus 2.5% (subject to reduction depending upon the Company's financial performance) to prime rate plus 2.0% or LIBOR plus 4.5%, at the Company’s option, (iv) the Company has agreed to maintain a minimum monthly EBITDA ranging from -$3.5 million to $5.6 million depending on the measurement date, and (v) the Company has agreed to continue to retain an acceptable turnaround professional until specified financial milestones are met.  The Company's seasonal revolver limits remain unchanged, so that the credit facility continues to allow for advances up to $45 million from January 1st to August 31st and $70 million from September 1st to December 31st, subject to availability based on eligible inventory.  The Loan Agreement expires in June 2012.

The foregoing summary is qualified in its entirety by reference to the copy of the Third Amendment which is attached as Exhibit 99.1 to this Report and is incorporated herein by this reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2009, the Company entered into the Third Amendment described in Item 1.01 above, which description is incorporated in this Item 2.03 by this reference.

Item 7.01.        Regulation FD Disclosure.

On March 2, 2009, the Company issued a press release announcing that it has entered into the Third Amendment described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by this reference.

The information furnished in Item 7.01 of this Report, including the exhibits incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.  The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 2, 2009, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.

99.2	Press release dated March 2, 2009, entitled: "Sport Chalet Enters into a New Amendment to Loan Agreement."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	SPORT CHALET, INC.

	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 2, 2009, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.

99.2	Press release dated March 2, 2009, entitled: "Sport Chalet Enters into a New Amendment to Loan Agreement."